EXHIBIT 99.1






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                               FLEXIBLE SOLUTIONS
NEWS RELEASE                                                      April 01, 2013


         FLEXIBLE SOLUTIONS ANNOUNCES FULL YEAR, 2012 FINANCIAL RESULTS Conference call is scheduled for April 02, 2013. See the time and dial in number below.


VICTORIA, BRITISH COLUMBIA, April 01, 2013 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the full year ended December 31, 2012.

Mr. Daniel B. O'Brien, CEO, states, "We are, once again, very pleased to announce record revenue. 2012 revenue was 6% higher than revenue from the 2011 period and revenue growth is expected to continue in 2013. The economic slow-down in Europe and the drought in North America both played a part in the overall reduction in year over year revenue growth. The European slow down reduced revenue from bio-detergents and the drought reduced the growth rate of sales into the North American Agriculture market."

Mr. O'Brien continues, "The effects of last year's drought are still present in 2013. Our mid-west distribution has not taken up as much product in Q1 2013 as in Q1 2012. Reasons for this include; more growers and dealers who choose just in time purchases to conserve cash after last year as well as space and cash constraints at the distribution level. FSI management will release the Q1 revenue number next week once it has been finalized, however, we are already sure that Q1 revenue will be several hundred thousand dollars less than the year earlier period. Conversations with our distribution network indicate that they believe the sales not closed in Q1 will be made in Q2 and Q3 and strong growth in the sector is still expected for full year 2013.

     o Sales for the full year 2012 were $16,400,107, up 6%, when compared to $15,518,635 for full year 2011. The result was an after tax GAAP accounting net loss of $1,084,447, or $0.08 per weighted average share, compared to an accounting net income of $182,990, or $0.01 per weighted average share in full year 2011.

     o Non-GAAP operating cash flow: (for details see the following table). For the 12 months ending Dec. 31, 2012 net income (loss) reflects $1,326,983 of non-cash charges, Income Taxes of $1,126,468, gain on sale of equipment of $2,217, and interest income of $759. When non-cash charge items, items not related to current operations of the Company, are removed, the Company shows positive operating cash flow of $1,326,983 or $0.10 per share. This compares with 2011 operating cash flow of $1,894,659, or $0.14 per share.

     o FSI shows a significantly higher depreciation expense in 2012 versus 2011, as a result of the commencement of depreciation of the Alberta factory. However the depreciation expense did not reduce income tax owed. The past and current factory construction and operation expenses and the current depreciation expense taken against the biomass factory in Alberta are potential accumulating assets (a loss- carry-forward) for FSI since these expenses are not associated with, nor charged against, the U.S. based NanoChem Division's revenue for income tax purposes.

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years, the NanoChem Division sales have been less volatile quarter to quarter. However, due to increasing sales to agriculture, revenue seasonality may become larger.

Conference call

** CEO, Dan O'Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Tuesday April 02, 2013 to discuss the financials. To attend this call, dial 1-877-941-0844 (or 1-480-629-9835). The conference call title, `Fourth Quarter Financials' maybe requested **

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The above  information  and  following  table contain  supplemental  information regarding income and cash flow from operations for the 3 & 12 months respectively ended Dec. 31, 2012 and 2011. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
         For 3 & 12 Months Ended Dec. 31 (12 Months Operating Cash Flow)
                     (12 month audited / 3 month unaudited)


                                                   3 and 12 month revenue ended
                                                             Dec. 31
                                                       2012           2011
                                                  ------------------------------
3 month                                                  3 month revenue
-------                                           ------------------------------
Revenue                                           $ 3,846,275   $3,369,898

                                                  ------------------------------
                                                        12 month revenue
12 month                                          ------------------------------
--------
Revenue                                           $16,400,107   $15,518,635
Net income (loss) GAAP                            $(1,084,447)e $   182,990 e
Net income (loss) per share GAAP                  $     (0.08)  $      0.01

12 month weighted average shares used in
computing per share amounts - basic GAAP           13,169,991    13,272,049
                                                  ------------------------------

                                                  ------------------------------
The following calculations begin with: Net         12 month Operating Cash Flow
income (loss) GAAP                                        ended Dec. 31
                                                  ------------------------------

Operating cash flow (12 month). NON-GAAP -        $1,366,028 a  $ 1,894,659 b, d
Excludes: item "a" as indicated and as listed below

Operating Cash flow per share (12 months) -       $     0.10 a  $      0.14 b, d
basic. NON-GAAP - Excludes: item "a" as
indicated and as listed below.

Non-cash Adjustments (as per 12 month Statement   $1,326,983 c  $   566,196 c
of Cash Flow)

12 month basic weighted average shares used in    13,169,991     13,272,049
computing per share amounts - basic GAAP
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Notes:  certain  items not  related to  "operations"  of the  Company  have been excluded as follows.

a)  NON-GAAP  amount  excludes  certain  non-cash  items  (depreciation,   stock
compensation expenses, and deferred income tax recovery) as well as interest income ($759), gain on sale of equipment ($2,217), and income tax ($1,126,468). This is a 12 month number as per the financials.

b) NON-GAAP- amount excludes certain non-cash items (depreciation, stock compensation expenses and deferred income tax recovery) as well as interest income ($159), and income tax ($1,145,632). This is a 12 month number as per the financials.

c) NON-GAAP amount represents depreciation, stock option expense and deferred income tax recovery.

d) Other Non-GAAP non-operating adjustments - Depreciation of the factory in Alberta, Canada began in 2012. Therefore "New factory construction costs" (2011 = $895,768) is not deducted. This number is disclosed in order to compare previous year financial reviews.

e) Significant information. Depreciation of the Alberta factory began in 2012.This resulted in most of the significant difference between 2011 profit and 2012 loss.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                615 Discovery Street, Victoria, BC V8T 5G4 CANADA
                                Company Contacts

                                              Flexible Solutions International -
                                                                     Head Office
                                                                     Jason Bloom
                                                               Tel: 250-477-9969
                                                               Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com

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To find out more information about Flexible  Solutions and our products,  please visit www.flexiblesolutions.com


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